Exhibit 99.1

MEDIA RELEASE
AMERICAN CAMPUS COMMUNITIES TO ACQUIRE GMH COMMUNITIES TRUST
AUSTIN, Texas — February 12, 2008 — American Campus Communities, Inc. (NYSE:ACC), one of the nation’s largest developers, owners and managers of high-quality student housing properties, today announced that it has entered into a definitive merger agreement pursuant to which American Campus Communities will acquire GMH Communities Trust (NYSE:GCT) for approximately $1.4 billion including outstanding debt totaling approximately $963 million. This transaction relates solely to GMH’s student housing business and not its military housing business, which will be sold in a separate transaction to a U.S. subsidiary of Balfour Beatty plc.
The transaction has been unanimously approved by the ACC board of directors and is expected to close in the second quarter of 2008. It is subject to certain closing conditions, including approval of the merger by GMH Communities’ shareholders and completion by GMH of the sale of its military housing division. Completion of the transaction is not subject to financing and does not require approval by American Campus Communities’ stockholders. Upon closing, GMH stockholders will own approximately 15.7 percent of ACC’s outstanding equity.
Bill Bayless, CEO of American Campus Communities commented, “We have strategically positioned the company and our balance sheet to take advantage of value added acquisitions in this challenging economic environment. The acquisition of GCT’s student housing business provides us a significant opportunity for accretion in asset value, efficiencies in general and administrative cost, the ability to self fund a portion of our owned development pipeline via strategic dispositions, and entry into 41 new collegiate markets, creating opportunities for growth in each of our business segments. We look forward to welcoming GCT’s field employees who are joining the ACC family. Their continued hard work coupled with our premier operating platform should provide the opportunity for significant value creation.”
Under the terms of the merger agreement, each common share of GMH and each unit of GMH’s Operating Partnership will be entitled to receive at the closing of the merger (i) 0.07642 of a share of ACC common stock and (ii) $3.36 in cash, or approximately $5.53 in value based on the closing price of ACC’s shares of common stock on February 11, 2008. The amounts paid to the GMH Communities’ common shareholders and operating partnership unit holders by American Campus Communities will be in addition to the amounts payable to GMH Communities’ equity holders from the sale of the military housing division to Balfour Beatty and the Disposition Assets described below. Pending the closing of the merger, GMH will pay its regular quarterly dividend, but only for the quarter ending March 31, 2008.
The merger includes the acquisition of 64 wholly owned student housing properties as well as a minority interest in eight properties held in two existing joint ventures. GMH Communities will have the right, but not the obligation, to sell 10 designated assets (the “Disposition Assets”) prior to closing.

The merger agreement also calls for Joseph M. Macchione, GMH Communities’ Executive Vice President and General Counsel, to join the American Campus board following the merger.
American Campus Communities has also entered into an agreement with Fidelity Real Estate Group pursuant to which American Campus and Fidelity Real Estate Group, on behalf of an institutional fund, will form a joint venture and transfer 15 GMH student housing properties to the venture with an estimated value of $326 million. American Campus will provide property management services for the properties and retain a minority interest in the venture. Completion of the joint venture is subject to the closing of the merger and certain other closing conditions. American Campus will use the proceeds from this transaction to fund a portion of the cash consideration to be paid in the merger.
KeyBank National Association has provided a commitment for a $200 million term loan that will be used to fund the remaining portion of the cash consideration.
After the completion of the transactions, based on current property ownership, American Campus will own 83 student housing communities containing approximately 51,600 beds, have a joint venture interest in 23 properties totaling approximately 13,200 beds (including eight properties held by GMH in existing joint ventures), and provide third-party management of 26,600 beds. Combined, the company will manage 144 properties consisting of 91,400 beds.
Merrill Lynch & Co. acted as exclusive financial advisor to American Campus. Locke Lord Bissell & Liddell LLP served as legal counsel to the company.
Conference Call
The company will hold an investor conference call to discuss the transaction on Tuesday, February 12, 2008 at 1 p.m. ET (12 p.m. CT). To participate by telephone, call 800.659.2037 passcode 32791522 at least five minutes prior to the call.
To listen to the live broadcast, go to www.americancampuscommunities.com or www.studenthousing.com at least 15 minutes prior to the call so that required audio software can be downloaded. Informational slides package can be accessed via the website.
About American Campus Communities
American Campus Communities, Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management, leasing and management of student housing properties. American Campus Communities owns and manages a portfolio of 44 student housing communities containing approximately 28,700 beds. Including its owned properties, the company provides management and leasing services at a total of 63 properties with approximately 43,800 beds located on or near college and university campuses. Additional information is available at www.americancampuscommunities.com.

About Fidelity Real Estate Group
Fidelity Real Estate Group pursues value-added real estate investment opportunities throughout the U.S. on a fully discretionary basis for its managed funds. The Real Estate Group is a division of Pyramis Global Advisors, an affiliate of Fidelity Investments. Fidelity Real Estate Group manages in excess of $14 billion on behalf of institutional and individual clients.
Forward-Looking Statements
This news release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this news release are forward-looking statements and can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties related to the proposed transactions (including but not limited to (i) the occurrence of any effect, event, development or change that could give rise to the termination of the definitive agreements, (ii) the inability to complete the proposed transactions, including in the case of the merger, due to the failure of GMH’s shareholders to approve the merger, (iii) the failure of any party to satisfy the conditions to the closing of the transactions and (iv) the failure of ACC to obtain the necessary financing arrangements set forth in a commitment letter received in connection with the proposed merger), inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITs; our dependence on key personnel whose continued service is not guaranteed; availability of qualified acquisition and development targets; availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this news release, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Merger and Where to Find It
This press release does not constitute an offer of any securities for sale. In connection with the merger, American Campus Communities, Inc. (“ACC”) intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH Communities Trust (“GMH”) and ACC and other relevant materials in connection with the proposed transactions. Investors and security holders of ACC and GMH are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about ACC, GMH and the proposed transactions. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by ACC or GMH with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH Communities by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger. Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007. Information about the executive officers and trustees of GMH and their ownership of GMH common shares is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the merger by reading the proxy statement and prospectus regarding the merger when they become available.
Contact:
American Campus Communities, Inc.
Gina Cowart, 512-732-1000
Investor Relations